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                                                                  EXHIBIT (3)(b)


                                    BY-LAWS
                                     -OF-
                             UNITED RENTALS, INC.
         (a Delaware corporation hereinafter called the "Corporation")

                      Effective as of  September 11, 1997

                                   ARTICLE I
                                    Offices
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     SECTION 1.01.  Offices.  The Corporation may have offices both within and
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without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            Meetings of Stockholders
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     SECTION 2.01.  Place of Meetings.  Meetings of  stockholders may be held at
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any place, either within or without the State of Delaware, designated by the
Board of Directors.

     SECTION 2.02.  Annual Meeting.  The annual meeting of stockholders for
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election of directors shall be held on such date and at such time as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting.

     SECTION 2.03.  Special Meetings.  Stockholders are not permitted to call a
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special meeting of stockholders or to require the Board of Directors or officers of the Corporation to call such a special meeting. A special meeting of stockholders may only be called by a majority of the Board of Directors or by the chief executive officer. The business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors. Any action required or permitted to be taken by the stockholders must be taken at a duly called and convened annual meeting or special meeting of stockholders and cannot be taken by consent in writing; provided, however, that the foregoing shall not
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apply prior to the completion by the Corporation of an IPO (as defined in the certificate of incorporation).

     SECTION 2.04.  Quorum.  The holders of a majority of the shares entitled to
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vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.

     SECTION 2.05.  Organization. Meetings of stockholders shall be presided
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over by the Chairman, if any, or in his absence (or election not to preside) by the Vice Chairman, if any, or in his absence (or election not to preside) by the President, or in his absence (or election not to preside) by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence (or election not to so act) the
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chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 2.06.  Conduct of Meetings.   The Board of Directors may adopt such
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rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     SECTION 2.07.  Nomination of Directors.  Only persons who are nominated in
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accordance with the following procedures shall be eligible for election as directors; provided, however, that the following procedures shall not apply to
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the nomination of persons for election as directors by vote of any class or series of preferred stock of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee appointed by the Board of Directors or by any common stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.07. Such nominations, other than those made by or at the direction of the Board of Directors or by any committee appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event
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that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities

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Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation by the holders of Common Stock of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 2.08.  Advance Notification of Business to be Transacted at
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Stockholder Meetings.  To be properly brought before the annual or any special
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meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors or any committee appointed by the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before any annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior
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public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

     No business shall be conducted at the annual or any special meeting of stockholders unless it is properly brought before the meeting in accordance with the procedures set forth in this Section 2.08, provided, however, that nothing
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in this Section 2.08 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with the procedures set forth in this Section 2.08. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the

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meeting in accordance with the provisions of this Section 2.08 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 2.09.  Compliance with Securities and Exchange Act of 1934.
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Notwithstanding any other provision of these By-laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement material to stockholders any stockholder proposal not required to be included in its proxy material to stockholders in accordance with such Act, rules, or regulations


                                  ARTICLE III
                                   Directors
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     SECTION 3.01.  Number of Directors.  The number of directors which shall
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constitute the entire Board of Directors shall be as set by the Board of
Directors from time to time, and shall initially be one. No reduction in the number of directors constituting the entire Board of Directors shall have the effect of removing any director before that director's term of office expires.

     SECTION 3.02.  Term of Office.  Subject to the provisions of the
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certificate of incorporation, each director, including a director elected to fill a vacancy, shall hold office until such director's successor is elected and qualified or the earlier resignation or removal of such director.

     SECTION 3.03.  Meetings.  The Board of Directors of the Corporation may
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hold meetings, both regular and special, either within or without the State of
Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or
the Secretary or by resolution of the Board of Directors.   Unless waived,
notice of the time and place of special meetings shall be delivered to each director either (i) personally (either orally or in writing), (ii) by telephone,
(iii) by telex, telecopy or other facsimile transmission, or (iv) by first-class mail, postage prepaid, addressed to a director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting (ten days in the case of a director whose address as shown on the records of the Corporation is outside of the United State of America). If the notice to a director is delivered in any other manner it shall be delivered (which shall for this purpose mean received by the director) at least 24 hours before the time of the holding of the meeting.

     SECTION 3.04.  Quorum.  At all meetings of the Board of Directors, a
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majority of the entire

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Board shall be necessary and sufficient to constitute a quorum for the transaction of business.

     SECTION 3.04.  Organization. Meetings of the Board of Directors shall be
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presided over by the Chairman, if any, or in his absence by the Vice Chairman, if any, or in the absence of the foregoing persons by a chairman chosen at the meeting.

     SECTION 3.05.  Meetings by Conference Telephone or Similar Device. Members
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of the Board of Directors, or any committee designated by the Board of
Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 3.06.  Board Action by Written Consent Without a Meeting.  Any
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action required or permitted to be taken at any meeting of the Board of
Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

                                  ARTICLE IV
                                   Officers
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          SECTION 4.01.  General.  The officers of the Corporation shall be
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chosen by the Board of Directors and shall be a Chairman, a Vice Chairman, a
Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, and other officers. Each such officer shall hold office until his resignation or removal. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

          SECTION 4.02.  Powers and Duties of Officers.  The chief executive
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officer of the Corporation shall have such powers in the management of the
Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to such office. The chief executive officer shall see that all orders and resolutions of the Board of Directors are carried into effect.

          The other officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors or delegated to them by the chief executive officer and, to the extent not so provided or delegated, as generally pertain to their respective offices, subject to the control of the Board of Directors and the chief executive officer. Without limiting the foregoing, the Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

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                                   ARTICLE V
                                 Miscellaneous
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          SECTION 5.1.  Waivers of Notice.  Whenever any notice is required by
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law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, and, in the case of a waiver of notice of a meeting, whether or not the business to be transacted at or the purposes of such meeting is set forth in such waiver, shall be deemed equivalent thereto. The attendance of any person at any meeting, in person or, in the case of the meeting of stockholders, by proxy, shall constitute a waiver of notice of such meeting except where such person attends such meeting for the express purpose of objecting at the beginning of such meeting to the transaction of any business on the grounds that such meeting is not duly called or convened.

          SECTION 5.2. Fiscal Year. The fiscal year of the Corporation shall be
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fixed from time to time by the Board of Directors.

          SECTION 5.3.  Seal.  The corporate seal shall have inscribed thereon
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the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

          SECTION 5.4.  Entire Board.  As used in these By-laws, "entire Board
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of Directors"  means the total number of directors which the Corporation would have if there were no vacancies in the Board of Directors.

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